UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Dana Incorporated (“Dana”) Annual Meeting of Shareholders held on April 20, 2022 (the “Annual Meeting”), shareholders considered three proposals that are described in more detail in Dana’s Definitive Proxy Statement dated March 10, 2022 for the Annual Meeting of Shareholders. The holders of record of 132,156,184 shares, or 91.25% of Dana’s 144,816,727 outstanding shares of common stock, were represented in person or by proxy, constituting a quorum and more than a majority of the shares entitled to vote.

The vote results detailed below represent final results as certified by the Inspector of Election:

PROPOSAL I - Election of ten directors for a one-year term expiring in 2023 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTE
Ernesto M. Hernàndez	125,553,973	1,201,617	5,400,594
Gary Hu	126,096,006	659,584	5,400,594
Brett M. Icahn	116,031,362	10,724,228	5,400,594
James K. Kamsickas	119,482,908	7,272,682	5,400,594
Virginia A. Kamsky	119,316,023	7,439,567	5,400,594
Bridget E. Karlin	122,269,461	4,486,129	5,400,594
Michael J. Mack, Jr.	125,123,697	1,631,893	5,400,594
R. Bruce McDonald	124,992,320	1,763,270	5,400,594
Diarmuid B. O’Connell	125,003,295	1,752,295	5,400,594
Keith E. Wandell	120,184,706	6,570,884	5,400,594

PROPOSAL II - Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
119,797,670	6,800,558	157,362	5,400,594

PROPOSAL III - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022:

FOR	AGAINST	ABSTAIN
128,002,650	4,079,347	74,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: April 26, 2022	By:	/s/ Douglas H. Liedberg
		Name:	Douglas H. Liedberg
		Title:	Senior Vice President, General Counsel and Secretary

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